Exhibit 10.1

AMENDMENT NO. 2 TO

AMENDED STRATEGIC RELATIONSHIP AGREEMENT

This Amendment No. 2 to the Amended Strategic Relationship Agreement, is made and effective as of July 1, 2011 (“Amendment”), between Ellie Mae, Inc., a Delaware corporation (“Ellie Mae”), and Saving Street, LLC., a New York limited liability company (“SavingStreet” and, together with Ellie Mae, the “Parties”).

WHEREAS, Ellie Mae and SavingStreet previously entered into an Amended Strategic Relationship Agreement, dated as of June 15, 2010 (the “Agreement”), as amended effective July 1, 2010;

WHEREAS, the Parties desire to amend their respective obligations as set forth in the Agreement in order to enable the Parties to offer the Early Alert Program, a lead generation service, to Encompass Software users (the “Early Alert Program”); and

WHEREAS, Ellie Mae and SavingStreet have agreed to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, Ellie Mae and SavingStreet hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2. Additional SavingStreet Responsibilities. In addition to the responsibilities set forth in the Agreement, SavingStreet agrees to design, develop, administer, maintain and deliver the Early Alert Program to Encompass Software users that purchase and order such program.

3. Additional Ellie Mae Responsibilities. In addition to the responsibilities set forth in the Agreement related to the Program, Ellie Mae agrees to be responsible for:

a. Marketing and sales efforts of the Early Alert Program to its Encompass Software users, and all costs related to such efforts.

b. Collection of amounts due from Encompass Software users that purchase the Early Alert Program.

4. Fees. In exchange for the SavingStreet’s delivery of the Early Alert Program, Ellie Mae and SavingStreet agree to share equally the revenue received from the Early Alert Program, after deducting third party lead generation costs. All fees received by SavingStreet hereunder shall not affect any profit sharing arrangements that Ellie Mae and SavingStreet may otherwise have pursuant to the Agreement.

5. Contributions by the Parties. Ellie Mae and SavingStreet agree to contribute equally for development costs related to the Early Alert Program, provided that Ellie Mae shall not be required to contribute more than $25,000 for such costs.

6. In the event of any inconsistency between this Amendment and the Agreement, this Amendment shall govern. All other provisions of the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

ELLIE MAE, INC.
/s/ Sigmund Anderman
Signature
Name: Sigmund Anderman
Title: CEO

SAVING STREET, LLC
/s/ Rick Del Mastro
Signature
Name: Rick Del Mastro
Title: Member